EXHIBIT 10.11


             BIONEUTRAL LABORATORIES CORPORATION (WORLDWIDE) LIMITED
      Level 3, Bridgecorp House, 36 Kitchener Street, Auckland, New Zealand
         P.O. Box 1382, Auckland, Phone 64-9-379 3163, Fax 64-9-379 3164

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30 January 2004

Searchhelp, Inc.
1055 Stewart Avenue, Suite 12
Bethpage
New York 11714


Attn: William Bozsnyak
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1055 Stewart Avenue, Suite 12 Bethpage, New York 11714 Attn: William Bozsnyak


Dear Mr. Bozsnyak:

Bioneutral Laboratories Corporation (Worldwide) Limited ("BLCW"), a New Zealand corporation, is the licensor under an exclusive license ("Licence") to Bioneutra1 Laboratories Corporation USA ("Bio-USA"), pursuant to which Bio-USA was granted certain rights with respect to the proprietary formulation known as HTPA.

BLCW understands that Bio-USA intends to grant certain rights to Environmental Commercial Technology Corp. ("ETS") pursuant to an Agreement to Supply and Allow Distribution of Product ("LDA") which LDA will be of even date with the agreements referred to in the next paragraph below.

BLCW further understands that you are entering into a Participation Agreement with ETS and a related letter agreement with Bio-USA ("Letter Agreement"), whereby you would acquire a participation interest in certain of ETS's revenues potentially arising from sales by ETS of HTPA.

This will confirm to you the following:

1. The License has been duly executed by us and has not been modified or amended since such execution. As of the date hereof the License remains in full force and effect and Bio-USA is not currently in breach thereof.

2. Neither the execution nor performance of the Participation Agreement by ETS, the Letter Agreement by Bio-USA or the LDA by either party thereto would breach or contravene the License; and

3. To the extent that ETS and/or Bio-USA requires our consent to enter into or perform any of the LDA, the Participation Agreement or the Letter Agreement, such consent is hereby given.

Yours faithfully,
BIONEUTRAL LABORATORIES CORPORATION (WORLDWIDE) LIMITED

John Seton
Director
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